FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLOCKBUSTER INC.

(Exact name of registrant as specified in its charter)
Delaware	52-1655102
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Elm Street, Dallas, TX	75270
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class B Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-116617

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1. Description of Registrant’s Securities to Be Registered.

The title of securities to be registered hereunder on the New York Stock Exchange is class B common stock, par value $0.01 per share (the “class B common stock”), of Blockbuster Inc. (the “Registrant”). Incorporated herein by reference is the description of the securities to be registered hereunder appearing in the Registrant’s Registration Statement on Form S-4 (File No. 333-116617) in the section entitled “Description of Capital Stock of Blockbuster” and “Agreements Between Viacom and Blockbuster and Other Related Party Transactions—Relationships Between Viacom and Blockbuster—Initial Public Offering and Split-Off Agreement” as filed with the Securities and Exchange Commission on June 18, 2004, and as thereafter amended.

Item 2. Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-77899), as amended, filed with the Securities and Exchange Commission on August 3, 1999).

2.	Bylaws of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission on March 24, 2000).

3.	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-116617), as amended, filed with the Securities and Exchange Commission on August 24, 2004).

4.	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-116617), as amended, filed with the Securities and Exchange Commission on August 24, 2004).

5.	Specimen of the certificate representing the Registrant’s class A common stock (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the Securities and Exchange Commission on November 15, 1999).

6.	Specimen of the certificate representing the Registrant’s class B common stock (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 9, 2004).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLOCKBUSTER INC.

By:	/s/ Edward B. Stead
	Name: Title:	Edward B. Stead Executive Vice President and General Counsel

Date: August 25, 2004